     As filed with the Securities and Exchange Commission on March 11, 2004
                                                      Registration No. 333-95309
================================================================================
                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   ----------

                         POST-EFFECTIVE AMENDMENT NO. 1
                      TO REGISTRATION STATEMENT ON FORM S-3
                                       ON
                                    FORM S-11
                FOR REGISTRATION UNDER THE SECURITIES ACT OF 1933

                                   ----------

                        MUNICIPAL MORTGAGE & EQUITY, LLC
      (Exact Name of Registrant as Specified in Its Governing Instruments)

                        621 East Pratt Street, Suite 300
                            Baltimore, Maryland 21202
                                 (443) 263-2900
   (Address, Including Zip Code, and Telephone Number, Including Area Code, of
                   Registrant's Principal Executive Offices)

                                 Mark K. Joseph
                Chairman of the Board and Chief Executive Officer
                        Municipal Mortgage & Equity, LLC
                       621 East Pratt Street, Suite 300
                            Baltimore, Maryland 21202
                                 (443) 263-2900
    (Name, Address, Including Zip Code, and Telephone Number, including Area
                          Code, of Agent For Service)

                                    Copy to:
                            Robert E. King, Jr., Esq.
                              Roger D. Singer, Esq.
                             Clifford Chance US LLP
                                 200 Park Avenue
                            New York, New York 10166
                                 (212) 878-8000

                                   ----------

     Approximate date of commencement of proposed sale to the public: None.

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

     If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

     If delivery of the prospectus is to be expected to be made pursuant to Rule 434, please check the following box. |_|

================================================================================

                                EXPLANATORY NOTE

     Pursuant to Rule 478(a) of the Securities Act of 1933, as amended (the "Act"), we hereby remove from registration $20,960,013 of securities registered but not offered pursuant to the Registration Statement on Form S-3 (File No. 333-95309) (the "Registration Statement").

     Pursuant to Item 17(a)(3) of the Registration Statement, the undersigned is empowered to remove any of the securities registered but not offered pursuant to the Registration Statement by means of this Post-Effective Amendment.

     Municipal Mortgage & Equity, LLC does not intend to issue any securities pursuant to the offering contemplated by the Registration Statement.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-11 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Baltimore, State of Maryland, on this 10th day of March, 2004.




                                         MUNICIPAL MORTGAGE & EQUITY, LLC




                                         By:  /s/ William S. Harrison
                                            ------------------------------------
                                            Name:  William S. Harrison
                                            Title: Executive Vice President and
                                                     Chief Financial Officer